UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Under Rule 14a-12

The Peoples BancTrust Company, Inc.

(Name of Registrant as Specified in Its Charter)

STOCKHOLDERS FOR PROGRESS

Richard Plant Morthland

Ann Plant Morthland

Mary Ann Morthland

Patterson Martin Plant Morthland

William Plant Morthland

William Marshall Patterson, III

Ann Patterson Powell

Endurance Capital Investors, L.P.

Endurance Partners LLC

Edwin H. Yeo, III

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

Open Letter to Peoples BancTrust Stockholders, Customers and Employees

Richard P. Morthland

807 Cahaba Road

Selma, AL 36701-6426

April 26, 2007

Dear Friends:

As reflected in a recent filing with the Securities and Exchange Commission, and as noted in the press, I am a member of a group of stockholders of The Peoples BancTrust Company, Inc. known as the Stockholders for Progress. The Stockholders for Progress recently nominated nine directors to be candidates for Peoples’ Board of Directors. I am writing this letter to state my reasons for participating in this effort with the Stockholders for Progress. I am not one of the nominees and have no intention of running the bank. This change is not a matter of personal issues. I grew up in the bank, I am a major stockholder of Peoples, and my family has played a significant role in its successes over the last 70 years. My father, my grandfather and I have worked hard for the bank and its stockholders and employees, and for the communities that it serves.

My participation with the Stockholders for Progress is not motivated by anything other than my deepening concern for the well-being of Peoples. I note that immediately after we submitted our nominees, the current Board delayed the Annual Meeting and has not yet announced when it plans to let Peoples’ stockholders determine the best leadership for the bank. I believe that it is time for Peoples to move forward in the best interests of its stockholders, customers and employees and the communities it serves.

Very truly yours,

Richard Plant Morthland

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The information contained in this letter may be deemed to be solicitation material with respect to the election of directors of The Peoples BancTrust Company, Inc. The Stockholders for Progress plan to file a proxy statement with the Securities and Exchange Commission (the “SEC”) soliciting proxies in support of the nominees of the Stockholders for Progress. STOCKHOLDERS OF THE PEOPLES BANCTRUST COMPANY, INC. ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED

WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING OF STOCKHOLDERS.

When available, the proxy statement of the Stockholders for Progress will be mailed to the stockholders of The Peoples BancTrust Company, Inc. as of the record date. Investors and security holders may also obtain free copies of the documents filed with the SEC (including any documents incorporated by reference) from the SEC’s website, www.sec.gov. The proxy statement is not yet complete and is not, therefore, currently available from the Stockholders for Progress.

The following persons may be deemed to be participants in the solicitation of proxies in respect of the nominees of the Stockholders for Progress: Richard Plant Morthland, Ann Plant Morthland, Mary Ann Morthland Patterson, Martin Plant Morthland, William Plant Morthland, William Marshall Patterson, III, Ann Patterson Powell, Endurance Capital Investors, L.P., Endurance Partners LLC and Edwin H. Yeo, III, as well as the nominees proposed by the Stockholders for Progress, Kenneth D. Chesser, Gary E. Fuller, Barry R. Holt, Bobby J. Leach, George A. Needham, William P. Walker, George P. Walthall Jr., Kaye F. Williams and Rickman E. Williams, Jr. Information regarding the interests of such persons in The Peoples BancTrust Company, Inc. is contained in Schedule 13Ds filed by such persons. Additional information regarding the interests of such persons will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.